FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Completes Most Profitable Year in Company History

Fourth Quarter 2011	Full Year 2011

•	Revenue Increases 11% to $3.0 Billion

•	Revenue Increases 12% to $11.6 Billion

• Same-store Retail Revenue Increases 5.9%

• Same-store Retail Revenue Increases 8.2%

• Operating Income Increases 16% to $76.6

• Operating Income Increases 15% to $298.2
mil	mil

• Income from Continuing Operations

• Income from Continuing Operations
Increases 22% to $42.5 Million	Increases 42% to $175.1 Million

• EPS from Continuing Operations Increases

• EPS from Continuing Operations Increases
24% to $0.47 per share	43% to $1.92 per share

• EBITDA Increases 16% to $89.7 Million

• EBITDA Increases 17% to $344.0 Million
BLOOMFIELD HILLS, MI, February 15, 2012 – Penske Automotive Group, Inc. (NYSE:PAG), an
international automotive retailer, announced today that fourth quarter 2011 income from continuing operations attributable to common shareholders increased 22% to $42.5 million and related earnings per share increased 24% to $0.47 per share. This compares to income from continuing operations attributable to common shareholders of $34.9 million, or $0.38 per share in the same period last year.

Total revenue increased by 10.8%, to $3.0 billion, driven largely by an increase in total retail unit sales of 10.6%. The increase in retail unit sales was highlighted by a 20.0% increase in used retail unit sales, which drove the Company’s used-to-new ratio to 0.82 to 1. Same-store retail revenue increased 5.9% in the fourth quarter. Total gross profit for the Company improved 9.3% to $455.8 million and operating income increased 16.1% to $76.6 million.

Highlights of the Fourth Quarter

•	Total retail unit sales increased 10.6% to 71,453

•	+14.1% in the United States; +2.6% Internationally

•	New unit retail sales +4.0%

•	Used unit retail sales +20.0%

•	Same-store retail revenue increased 5.9%

•	New +2.7%; Used +14.1%; Finance & Insurance +11.4%; Service and Parts +0.7%

•	+9.3% in the United States; (0.1%) Internationally

•	Average Transaction Price Per Unit

•	New $38,816, +4.4%

•	Used $26,034, (1.3%)

•	Average Gross Profit Per Unit

•	New $3,251, +2.8%; Gross Margin 8.4%

•	Used $1,852, (2.6%); Gross Margin 7.1%

•	Finance & Insurance $965, +3.8%

•	Inventory Days’ Supply

•	New 49 days; Used 52 days

Chairman Roger Penske said, “Our fourth quarter results continue to demonstrate the strength of the automotive retail model and the benefit from our premium/luxury brand mix in both the U.S. and international markets. We produced another outstanding quarter of profitability while generating same-store revenue increases in each area of our business. I am extremely pleased with the continued strong performance of our used vehicle business, which increased same-store retail unit sales by 16% and same-store retail revenue by 14%, and our service and parts operations gross margin which added 120 basis points to 57.3%.”

For the year ended December 31, 2011, total revenue increased 11.9% to $11.6 billion. Income from continuing operations attributable to common shareholders was an all-time company record, increasing 41.7% to $175.1 million and related earnings per share increased 43.3% to $1.92. This compares to income from continuing operations attributable to common shareholders of $123.6 million, and related earnings per share of $1.34 per share in the same period last year. During 2011, the Company recognized a net income tax benefit of $11.0 million, or $0.12 per share, reflecting a positive adjustment from the resolution of certain tax items in the U.K. of $17.0 million, or $0.19 per share, partially offset by a reduction in deferred tax assets of $6.0 million, or $0.07 per share. After adjusting for these items, adjusted income from continuing operations attributable to common shareholders was $164.0 million, or $1.80 per share, representing an increase of 34.3% on a per share basis compared to last year.

Penske added, “The performance of our business in 2011 exceeded our expectations. We completed the most profitable year in the history of our Company, generating a same-store retail revenue increase of 8.2% and $344 million in EBITDA. Further, we continued to grow the business through opportunistic acquisitions of approximately $1 billion in estimated annualized revenue, which includes the January 2012 Agnew Group acquisition in the U.K. We also discontinued non-strategic dealerships during 2011 with annualized revenues of approximately $300 million. These acquisitions, coupled with the continued recovery in the retail automotive market, are expected to drive our business to higher levels in 2012.”

Securities Repurchase Activity

For the year ended December 31, 2011, the Company acquired 2,449,768 shares of its common stock for an aggregate purchase price of $44.3 million, or an average price of $18.07 per share. The Company currently has remaining authorization from its Board of Directors to repurchase up to $106.8 million of its outstanding common stock, debt or convertible debt. Securities may be acquired from time to time either through open market purchases, negotiated transactions or other means.

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the fourth quarter of 2011 on February 15, 2012, at 2:00 p.m. Eastern Standard Time. To listen to the conference call, participants must dial (800) 288-8974 [International, please dial (612) 332-0530]. The call will also be simultaneously broadcast over the Internet through the Investors Relations section of the Penske Automotive Group website at www.penskeautomotive.com.

About Penske Automotive
Penske Automotive Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 332 retail automotive franchises, representing 42 different brands and 29 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 166 franchises in 17 states and Puerto Rico and 166 franchises located outside the United States, primarily in the United Kingdom. Penske Automotive is a member of the Fortune 500 and Russell 2000 and has approximately 16,000 employees.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations, adjusted income from continuing operations per share and earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these widely accepted measures of operating profitability improve the transparency of the Company’s disclosures. These non-GAAP financial measures are not substitutes for GAAP financial results, and should only be considered in conjunction with the Company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements
Statements in this press release involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales potential and outlook. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: economic conditions generally, conditions in the credit markets and changes in interest rates, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters such as the earthquake and tsunami that struck Japan in March 2011; changes in consumer credit availability, the outcome of legal and administrative matters, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2010, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

Find a vehicle: http://www.penskecars.com
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Inquiries should contact:

David K. Jones Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2800 dave.jones@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

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PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2011	2010		2011	2010
Revenues:
New Vehicle	$1,524,309	$1,404,398		$5,811,084	$5,276,371
Used Vehicle	837,857	707,809		3,399,981	2,857,922
Finance and Insurance, Net	68,940	60,033		278,027	244,687
Service and Parts	349,214	331,452		1,394,990	1,301,811
Fleet and Wholesale Vehicle	178,797	166,612		672,150	647,594

Total Revenues	2,959,117	2,670,304		11,556,232	$10,328,385

Cost of Sales:
New Vehicle	1,396,639	1,285,004		5,328,053	4,841,556
Used Vehicle	778,262	656,803		3,136,474	2,637,356
Service and Parts	149,153	145,591		599,651	564,494
Fleet and Wholesale Vehicle	179,243	165,978		666,664	640,864

Total Cost of Sales	2,503,297	2,253,376		9,730,842	$8,684,270
Gross Profit	455,820	416,928		1,825,390	1,644,115
SG&A Expenses	366,676	339,587		1,478,297	1,339,125
Depreciation	12,588	11,379		48,903	46,253

Operating Income	76,556	65,962		298,190	258,737
Floor Plan Interest Expense	(7,398)	(8,832)		(28,515)	(33,779)
Other Interest Expense	(11,833)	(11,751)		(45,020)	(49,176)
Debt Discount Amortization	—	(1,647)		(1,718)	(8,637)
Equity in Earnings of Affiliates	7,924	8,844		25,451	20,569
Other Income	—	—		—	1,634

Income from Continuing Operations Before Income Taxes	65,249	52,576		248,388	189,348
Income Taxes	(22,287)	(17,131)	(	(71,933)	(64,732)

Income from Continuing Operations	42,962	35,445		176,455	124,616
Income (Loss) from Discontinued Operations, Net of Tax	5,195	(6,374)		1,803	(15,269)

Net Income	48,157	29,071		178,258	109,347
Income Attributable to Non-Controlling Interests	(470)	(562)		(1,377)	(1,066)

Net Income Attributable to Common Shareholders	$47,687	$28,509		$176,881	$108,281

Income from Continuing Operations Per Share	$0.47	$0.38		$1.92	$1.34

Income Per Share	$0.53	$0.31		$1.94	$1.18

Weighted Average Shares Outstanding	90,553	92,214		91,274	92,091

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$42,962	$35,445		$176,455	$124,616
Income Attributable to Non-Controlling Interests	(470)	(562)		(1,377)	(1,066)

Income from Continuing Operations, net of tax	$42,492	$34,883		$175,078	$123,550
Income (Loss) from Discontinued Operations, net of tax	5,195	(6,374)		1,803	(15,269)

Net Income	$47,687	$28,509		$176,881	$108,281

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	December 31,	December 31,
	2011	2010
Assets
Cash and Cash Equivalents	$29,116	$19,688
Accounts Receivable, Net	444,673	382,382
Inventories	1,605,280	1,443,284
Other Current Assets	80,307	68,225
Assets Held for Sale	33,224	133,019

Total Current Assets	2,192,600	2,046,598
Property and Equipment, Net	858,975	716,427
Intangibles	1,138,586	1,003,729
Other Long-Term Assets	312,138	303,078

Total Assets	$4,502,299	$4,069,832

Liabilities and Equity
Floor Plan Notes Payable	$988,650	$911,548
Floor Plan Notes Payable – Non-Trade	713,635	497,074
Accounts Payable	223,313	251,960
Accrued Expenses	202,761	201,714
Current Portion Long-Term Debt	3,414	10,593
Liabilities Held for Sale	17,899	88,117

Total Current Liabilities	2,149,672	1,961,006
Long-Term Debt	846,777	769,285
Other Long-Term Liabilities	365,437	293,688

Total Liabilities	3,361,886	3,023,979
Equity	1,140,413	1,045,853

Total Liabilities and Equity	$4,502,299	$4,069,832

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		%	December 31,		%
	2011	2010	Change	2011	2010	Change
Total Retail Units:
New Retail	39,270	37,758	4.0%	154,829	150,164	3.1%
Used Retail	32,183	26,822	20.0%	129,652	110,083	17.8%

Total Retail	71,453	64,580	10.6%	284,481	260,247	9.3%

Fleet	1,462	1,603	-8.8%	5,308	6,103	-13.0%
Wholesale	14,523	14,686	-1.1%	58,593	60,254	-2.8%

Total	87,438	80,869	8.1%	348,382	326,604	6.7%

Same-Store Retail Units:
New Same-Store Retail	37,545	37,578	-0.1%	146,004	146,419	-0.3%
Used Same-Store Retail	31,006	26,738	16.0%	122,515	107,500	14.0%

Total Same-Store Retail	68,551	64,316	6.6%	268,519	253,919	5.7%

Same-Store Retail Revenue: (Amounts in thousands)
New Vehicles	$1,435,999	$1,397,966	2.7%	$5,429,084	$5,143,261	5.6%
Used Vehicles	804,823	705,593	14.1%	3,219,762	2,800,631	15.0%
Finance and Insurance, Net	66,544	59,746	11.4%	266,477	240,375	10.9%
Service and Parts	332,898	330,550	0.7%	1,315,134	1,274,234	3.2%

Total Same-Store Retail	$2,640,264	$2,493,855	5.9%	$10,230,457	$9,458,501	8.2%

Revenue Mix:
New Vehicles	51.5%	52.6%		50.3%	51.1%
Used Vehicles	28.3%	26.5%		29.4%	27.7%
Finance and Insurance, Net	2.4%	2.2%		2.4%	2.4%
Service and Parts	11.8%	12.4%		12.1%	12.5%
Fleet and Wholesale	6.0%	6.3%		5.8%	6.3%
Average Revenue per Vehicle Retailed:
New Vehicles	$38,816	$37,195	4.4%	$37,532	$35,137	6.8%
Used Vehicles	26,034	26,389	-1.3%	26,224	25,962	1.0%
Gross Profit per Vehicle Retailed:
New Vehicles	$3,251	$3,162	2.8%	$3,120	$2,896	7.7%
Used Vehicles	1,852	1,902	-2.6%	2.032	2,003	1.4%
Finance and Insurance	965	930	3.8%	977	940	3.9%
Operating items as a percentage of revenue:
New Vehicle Gross Profit	8.4%	8.5%		8.3%	8.2%
Used Vehicle Gross Profit	7.1%	7.2%		7.7%	7.7%
Service and Parts Gross Profit	57.3%	56.1%		57.0%	56.6%
Total Gross Profit	15.4%	15.6%		15.8%	15.9%
Selling, General and Admin. Expenses	12.4%	12.7%		12.8%	13.0%
Operating Income	2.6%	2.5%		2.6%	2.5%
Inc. From Cont. Ops. Before Inc. Taxes	2.2%	2.0%		2.1%	1.8%
Operating items as a percentage of total gross profit:
Selling, General and Administrative Expenses	80.4%	81.4%		81.0%	81.4%
Operating Income	16.8%	15.8%		16.3%	15.7%

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010
Brand Revenue Mix:
Premium:
BMW	25%	24%	25%	22%
Audi	11%	10%	12%	11%
Mercedes-Benz	12%	10%	10%	10%
Lexus	4%	5%	4%	5%
Land Rover	5%	4%	4%	4%
Porsche	4%	5%	5%	4%
Ferrari / Maserati	3%	3%	3%	3%
Acura	2%	2%	2%	2%
Other	4%	5%	4%	5%

Total Premium	70%	68%	69%	66%
Foreign:
Toyota	10%	11%	11%	12%
Honda	11%	12%	11%	12%
Nissan	2%	2%	2%	2%
Volkswagen	2%	1%	2%	1%
Other	1%	1%	1%	2%

Total Foreign	26%	27%	27%	29%
Domestic Big 3
General Motors / Chrysler / Ford	4%	5%	4%	5%
Revenue Mix:
U.S.	67%	64%	63%	63%
International	33%	36%	37%	37%
Other (Amounts in Thousands):
EBITDA *	$89,670	$77,353	$344,029	$293,414
Rent Expense	43,207	42,925	171,328	163,234
Floorplan Credits	5,517	5,118	21,029	20,084

* See the following Non-GAAP reconciliation tables

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)
(Unaudited)

Reconciliation of 2011 and 2010 net income to EBITDA:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Amounts in Thousands)	2011	2010	2011	2010
Net Income	$48,157	$29,071	$178,258	$109,347
Depreciation	12,588	11,379	48,903	46,253
Other Interest Expense	11,833	11,751	45,020	49,176
Debt Discount Amortization	—	1,647	1,718	8,637
Income Taxes	22,287	17,131	71,933	64,732
(Income)/Loss from Discontinued Operations, net	(5,195)	6,374	(1,803)	15,269

EBITDA	$89,670	$77,353	$344,029	$293,414

Reconciliation of twelve months ended December 31, 2011, income from continuing operations attributable to common shareholders and related earnings per share to adjusted income from continuing operations attributable to common shareholders and related earnings per share:

	Twelve Months Ended
	December 31, 2011
(Amounts in Thousands,
Except per Share Amounts)	Income	EPS

Income From Continuing Operations Attributable to Common Shareholders	$175,078	$1.92
Net Tax Benefit	(11,046)	(0.12)

Adjusted Income From Continuing Operations Attributable to Common Shareholders	$164,032	$1.80

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